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                                                                  Exhibit 4.4



THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.



                          COMMON STOCK PURCHASE WARRANT

                                JORE CORPORATION


         THIS CERTIFIES that, for value received, ___________________________, or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time or from time to time at or prior to 11:59 p.m., Pacific time, on July 29, 2002 (the "EXPIRATION DATE"), to acquire from Jore Corporation, a Montana corporation (the "COMPANY"), __________________(____________) fully paid and nonassessable shares of common stock, or its equivalent, however designated, of the Company (the "WARRANT SHARES"), for $9.10 per share (the "EXERCISE PRICE"). The number of Warrant Shares, type of security and Exercise Price are subject to adjustment as provided herein.

1. EXERCISE OF WARRANT. This Warrant is exercisable by the registered holder hereof, at any time and from time to time at or prior to the Expiration Date by the surrender of this Warrant and delivery of a Notice of Exercise/Conversion, the form of which is attached hereto as ANNEX A, duly executed to the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof), and upon payment of the Exercise Price for the shares thereby purchased (by check payable to the order of the Company or by wire transfer the account of the Company); whereupon the Company shall issue to the holder of this Warrant the number of Warrant Shares so purchased and shall deliver a stock certificate in proper form representing such number of Warrant Shares.

2. CONVERSION OF WARRANT. The registered holder hereof shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, at any time and from time to time at or prior to the Expiration Date, by the surrender of this Warrant and delivery of a Notice of Exercise/Conversion duly executed to the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof), into Warrant Shares as provided in this Section 2. Upon exercise of this conversion right (and without payment by the holder of the Exercise Price), the holder hereof shall be entitled to receive that number of Warrant Shares determined in accordance with the following formula:

                      Warrant Shares Issuable to Holder = [ (A - B)x C ] +A

 where:

                  A = the Fair Market Value (as defined below) of one Warrant Share on the date of conversion of this Warrant;

                  B =      the Exercise Price; and


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                  C =      the number of Warrant Shares as to which this
                           Warrant is being converted.


         "Fair Market Value" of one Warrant Share shall mean:

         (a) if the conversion right is being exercised in connection with a transaction specified in Section 9 hereof, the value of the consideration (determined, in the case of non-cash consideration, in good faith by the Board of Directors of the Company) to be received pursuant to such transaction by the holder of one Warrant Share;

         (b) if the conversion right is being exercised after the occurrence of an initial public offering of common stock of the Company, the average of the high and low trading prices of a share of Common Stock as reported by the principal securities exchange or market on which the common stock is listed for trading for the three trading days prior to the surrender of this Warrant for conversion in accordance with the terms hereof; or

         (c) in all other cases, the fair value as determined in good faith by the Board of Directors of the Company.

         Upon conversion of this Warrant in accordance with this Section 2, the registered holder hereof shall be entitled to receive a certificate for the number of Warrant Shares determined in accordance herewith.

3. ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP. Certificates for shares purchased upon exercise or issuable upon conversion hereof shall be delivered to the holder by the Company's stock transfer agent at the Company's expense within three business days after the date on which this Warrant shall have been exercised or converted, as the case may be, in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or, subject to applicable laws, any other name or names as shall be requested by such holder; PROVIDED, HOWEVER, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise or conversion shall be accompanied by an Assignment Form, the form of which is attached hereto as ANNEX B, duly executed by the holder hereof. If, upon exercise or conversion of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased or issued prior to the Expiration Date, one or more new warrants of like tenor to this Warrant will be issued for the remaining number of Warrant Shares not purchased upon such exercise or issued upon such conversion. The Company agrees that the shares so issued shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise or conversion in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share otherwise issuable upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Warrant Shares upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

5. NO RIGHTS AS SHAREHOLDER. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.


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6. EXCHANGE AND REGISTRY OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at its principal offices (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof), a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9. MERGER, SALE OF ASSETS, ETC. If at any time the Company proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, in a transaction in which the shareholders of the Company immediately prior to completion of the transaction will own immediately after completion of the transaction less than a majority of the outstanding voting securities of the entity (or its parent) succeeding to the business of the Company, then the Company shall give the holder of this Warrant sixty (60) days' prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised or converted by or on the effective date of such transaction, it shall terminate.

10. SUBDIVISION, COMBINATION, RECLASSIFICATION, CONVERSION, ETC. If the Company at any time shall, by subdivision, combination, reclassification of securities or otherwise, change the Warrant Shares into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Shares (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Warrant Shares or other securities issuable upon exercise or conversion hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event. The Company shall give the holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.


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11.      TRANSFERABILITY; COMPLIANCE WITH SECURITIES ACT

         (a) This Warrant shall inure to the benefit of the successors to and assigns of the holder. Prior to the Expiration Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable by the holder hereof, in whole or in part, at the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof). Any such transfer shall be made in person or by the holder's duly authorized attorney, upon surrender of this Warrant together with a properly endorsed Assignment Form.

         (b) Each certificate representing the Warrant Shares or other securities issued in respect of the Warrant upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred n the absence of a registration statement in effect with respect to the securities under such act or, at the option of the company, an opinion of counsel reasonably satisfactory to the Company that such registration is not required, or unless sold pursuant to an exemption to such Act.

12. COOPERATION. The Company will not, by amendment of its charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment.

13.      NOTICES OF RECORD DATE, ETC.  In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder hereof, at least ten days prior to such record date, a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up; and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.


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Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or a favorable vote of shareholders, if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

14. NOTICES, ETC. All notices and other communications from the Company to the registered holder of this Warrant shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or at the address shown for such holder on the register of Warrants referred to in Section 6.

15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Montana.


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated:  July 29, 1999                  JORE CORPORATION,
                                       a Montana corporation



                                       By:________________________________
                                                Matt Jore, President


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                                     ANNEX A

                          NOTICE OF EXERCISE/CONVERSION


         To:      JORE CORPORATION

         1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ Warrant Shares, as defined in the Warrant, of Jore Corporation, a Montana corporation (the "Company").

         2. The undersigned Holder (check one):

                   - elects to pay the aggregate purchase price for such Warrant Shares (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or
                         (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Exercise/Conversion pursuant to the instructions of the Company;

                         or

                   - elects to receive the number of Warrant Shares as calculated in accordance with Section 2 of the Warrant.


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         3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

                           Name:    _________________________

                           Address:    ____________________________________

                                       ____________________________________



    Dated:_____________________             ___________________________________
                                            (Signature must conform to name of
                                            Holder as specified on the face of
                                            the Warrant)


                                            ___________________________________


                                            ___________________________________
                                                      (Address)







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                                     ANNEX B

                                 ASSIGNMENT FORM

         (To assign the foregoing Warrant, execute this form and supply required information.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


         _______________________________________________________
                  (Please Print)

         whose address is


         _______________________________________________________
                  (Please Print)

                                    Dated: ______________________


                                        Holder's Signature: ___________________


                                        Holder's Address: _____________________

                                        _______________________________________


         Guaranteed Signature:      __________________________________


         NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


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